Calculation of Filing Fee Tables
S-3
Applied Digital Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	24,558,823	$ 28.05	$ 688,874,985.15	0.0001381	$ 95,133.64
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 688,874,985.15		$ 95,133.64
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 95,133.64
Offering Note
[1]	The Registrant previously registered on a registration statement on Form S-3 (File No. 333-287729), which was filed on June 3, 2025 and declared effective immediately upon filing, as amended by the Post-Effective Amendment No. 1, which was filed on September 23, 2025 and declared effective immediately upon filing, the Prospectus Supplement, filed with the SEC on August 22, 2025, Prospectus Supplement, filed with the SEC on October 15, 2025 and the Post-Effective Amendment No. 2, which was filed on November 12, 2025 and declared effective immediately upon filing (collectively, the "Original Registration Statement"), covering the resale of up to 78,225,643 shares of Common Stock. As of September 23, 2026, 28,528,866 shares of Common Stock (the "Prior Shares") remain available for resale under the Original Registration Statement. In accordance with Rule 462 under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is hereby registering for resale an additional 24,558,823 shares of Common Stock (the "Additional Shares"). Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share for the Additional Shares is the average of the high and low prices reported for the registrant's Common Stock quoted on The Nasdaq Global Select Market on September 23, 2026. The registration fee with respect to the Prior Shares was previously calculated pursuant to 457(c) under the Securities Act and paid upon filing of the Original Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date